                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                         OF THE SECURITIES ACT OF 1934

Filed by Registrant  [X]

Filed by a Party other than Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        Common Stock
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CPA:14 Graphic]

                                                                  April 29, 2005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, JUNE 9, 2005

Dear CPA(R):14 Shareholder,

     On Thursday, June 9, 2005, Corporate Property Associates 14 Incorporated will hold its 2005 Annual Meeting of Shareholders at CPA(R):14's executive offices, 50 Rockefeller Plaza, New York. The meeting will begin at 9:30 a.m.

     We are holding this meeting:

     - To elect five directors for the following year;

     - To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on April 11, 2005 are entitled to vote at the meeting.

     CPA(R):14 mailed this Proxy Statement, proxy, and its Annual Report to its shareholders on or about April 29, 2005.

                                          By Order of the Board of Directors

                                          /S/ SUSAN C. HYDE

                                          SUSAN C. HYDE
                                          Executive Director and Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY, SIGNING AND DATING IT AND MAILING IT IN THE BUSINESS REPLY ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 29, 2005
                            ------------------------

                              QUESTIONS & ANSWERS

WHO IS SOLICITING MY PROXY?

The directors of CPA(R):14 are sending you this Proxy Statement and the enclosed proxy.

WHO IS ENTITLED TO VOTE?

Shareholders of CPA(R):14 as of the close of business April 11, 2005 (the record date) are entitled to vote at the Annual Meeting.

HOW MANY SHARES MAY VOTE?

At the close of business on the record date, April 11, 2005, CPA(R):14 had 67,979,839.2257 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

HOW DO I VOTE?

You may vote your shares either by attending the Annual Meeting or by submitting a proxy by mail, by telephone or on the Internet. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for voting by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

MAY I REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA(R):14's secretary in writing or submitting a new proxy in writing, or by voting in person at the meeting. The mailing address of CPA(R):14 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

WHAT IS A "QUORUM"?

A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the Board. Votes that are withheld as to any nominee will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

We do not know of other matters which are likely to be brought before the meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

CPA(R):14 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $10,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $71,000.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING DUE?

We must receive any proposal which a shareholder intends to present at CPA(R):14's 2006 Annual Meeting no later than December 15, 2005 in order to be included in CPA(R):14's Proxy Statement and form of proxy relating to the 2006 Annual Meeting.

     CPA(R):14 WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF CPA(R):14'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND MANAGEMENT'S REPORT OF INTERNAL CONTROLS OVER FINANCIAL REPORTING AND SCHEDULES ATTACHED THERETO, UPON WRITTEN REQUEST TO MS. SUSAN C. HYDE, DIRECTOR OF INVESTOR RELATIONS, AT CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, 50 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, you and the other shareholders will elect five directors, each to hold office until the next Annual Meeting of shareholders except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

                             NOMINATING PROCEDURES

     CPA(R):14's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by shareholders. Pursuant to CPA(R):14's bylaws, the independent directors act together to evaluate and nominate other independent directors. If there are no independent directors at that time, then independent directors shall be nominated by the full Board. Affiliated directors (those who are officers or are not otherwise considered independent) similarly act together to evaluate and nominate other affiliated directors. If there are no affiliated directors, then affiliated directors may be nominated by the full Board.

     Any shareholders entitled to vote at any regular or special meeting of shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Board. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the proxy and proxy card for the shareholder meeting at which his or her election is recommended.

     Shareholders may recommend individuals to the Board for consideration as potential director candidates by complying with the notice procedures described in section 4.3(b) of CPA(R):14's bylaws.

     The bylaws state that nominations shall be made pursuant to a timely notice in writing to the Secretary of CPA(R):14 at the address set forth below under "Shareholder Communications." To be timely, a shareholder's notice must be received by CPA(R):14 not fewer than 30 days or more than 60 days prior to the meeting at which the proposed nominee is to be elected. If CPA(R):14 gives shareholders fewer than 40 days' notice of the date of the meeting, then a shareholder's notice will be considered timely if it is received by the close of business on the 10th day following the day on which the notice of the date of that meeting was given.

     The nominating shareholder's notice must set forth, as to each person whom the shareholder proposes to nominate for election or re-election as a director,

     - the name, age, business address and residence address of the person;

     - the principal occupation or employment of the person;

     - the number of shares of CPA(R):14 stock which are beneficially owned by the person; and

     - any other information relating to the person that is required to be disclosed in solicitations for proxies of re-election of directors pursuant to Rule 14(a) of the Securities Exchange Act of 1934.

     Also, the shareholder giving notice must provide the name and record address of the shareholder and the number of shares which are beneficially owned by the shareholder.

     The Board may require any proposed nominee to furnish such other information as may reasonably be required by CPA(R):14 or the Board to determine the eligibility of such proposed nominee to serve as a director. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of shareholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the shareholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

     Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. The process followed by the Board to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board. The Board is authorized to retain advisers and consultants and to compensate them for their services. The Board did not retain any such advisers or consultants during 2004. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Board will apply the criteria which are set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees, their ages, the year of election of each to the Board of Directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to CPA(R):14 are as follows:

WM. POLK CAREY
AGE: 74
Director Since: 1997

     Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey has served as a director of Corporate Property Associates 16 - Global Incorporated ("CPA(R):16 - Global") since 2003, of Corporate Property Associates 15 Incorporated ("CPA(R):15") since 2001, of Corporate Property Associates 12 Incorporated ("CPA(R):12") since 1993 and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also Co-Chief Executive Officer of each of such companies, as well as CPA(R):14, from 2002 through March 2005. He has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard,

Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He serves as Chairman of the Penn Institute for Economic Research (PIER). In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board of W. P. Carey & Co. LLC, CPA(R):12's advisor, and as Chairman of the Board of CPA(R):12, CPA(R):15 and CPA(R):16 - Global, and was Chairman and Co-Chief Executive Officer of Carey Institutional Properties Incorporated ("CIP(R)") prior to its merger with CPA(R):15 in 2004.

TREVOR P. BOND*
AGE: 43
Director Since: 2005

     Trevor P. Bond was appointed to the Board of Directors in February of 2005, at which time he was also appointed to the Boards of CPA(R):15 and CPA(R):16 - Global. Since 2002, Mr. Bond has been the managing member of a private investment vehicle, Maidstone Investment Co., LLC, investing in real estate limited partnerships for his personal account. Mr. Bond served in several management capacities for Credit Suisse First Boston from 1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University in 1989.

GORDON F. DUGAN
AGE: 38
Director Since: 2005

     Mr. DuGan, Vice Chairman and Chief Executive Officer, was appointed to the Board of Directors in February of 2005. Mr. DuGan also serves as a director, President and CEO of W. P. Carey & Co. LLC. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Investment Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Investment in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, President in 1999, Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as Vice Chairman and CEO of CPA(R):12, CPA(R):15 and CPA(R):16 - Global, and was Vice Chairman and Co-Chief Executive Officer of CIP(R) prior to its merger with CPA(R):15 in 2004. He serves as Trustee of the
W. P. Carey Foundation and is also currently on the Board of Directors of CPA(R):12, CPA(R):15 and CPA(R):16 - Global. He also serves on the Board of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

WARREN G. WINTRUB*
AGE: 71
Director Since: 1997

     Mr. Wintrub retired in 1992 from Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) after 35 years. Mr. Wintrub was elected a partner in Coopers and Lybrand in 1963, specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co.

Mr. Wintrub is also a director of CPA(R):16 - Global and was a director of CIP(R) prior to its merger with CPA(R):15 in 2004.

CHARLES E. PARENTE*
AGE: 64
Director Since: 2003

     Mr. Parente currently serves as Chief Executive Officer of Pagnotti Enterprises, Inc., a diversified holding company whose primary business includes workers' compensation insurance, real estate, anthracite coal mining preparation and sales. Mr. Parente has also served as a director of Community Bank System, Inc., a bank holding company, and its affiliated bank, Community Bank, N.A., since May 2004. Prior to this, from 1988 through 1993, he served as President and Chief Executive Officer of C-TEC Corporation, a telecommunications and high-technology company. From 1970 through 1987, Mr. Parente was Chief Executive Officer and Managing Partner of Parente Randolph, PC, the leading independent accounting and consulting firm in Pennsylvania and among the top 30 in the country. Before this, from 1962 through 1970, he was a Principal at Deloitte, Haskins & Sells, a public accounting firm. Mr. Parente is a member of the Board of Directors of: Sordoni Construction Services, Inc., a real estate development company; Bertels Can Company, a private manufacturer of metal cans for the gift industry; Circle Bolt & Nut Co., a distributor of industrial products, and Frank Martz Coach Co. & Subsidiaries, a diversified transportation company. He is active with various civic and community organizations and is past Chairman of the Board of Directors of the Wyoming Valley Health Care System, Inc. and is a Board member of The Luzerne Foundation and King's College, where he also served as Chairman from 1989 through 1998. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the World Business Council. He graduated cum laude from King's College in Wilkes-Barre, PA. Mr. Parente is also a director of CPA(R):12 and CPA(R):15.

* Independent Director

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

EDWARD V. LAPUMA
AGE: 32

     Mr. LaPuma, President, joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. He established W. P. Carey & Co.'s Institutional Department, which he headed as President of CIP(R). Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with the Sol C. Snider Entrepreneurial Center. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School. He is President and a member of the Board of Directors of W. P. Carey International LLC. He is also a Trustee for the Rensselaerville Institute.

JOHN J. PARK
AGE: 40

     Mr. Park, Managing Director and Chief Financial Officer, is also a Managing Director and Chief Financial Officer of W. P. Carey & Co. LLC. Mr. Park joined
W. P. Carey & Co., Inc. as an Investment Analyst in December 1987. Mr. Park became a First Vice President of W. P. Carey & Co., Inc. in April 1993 and a Senior Vice President in October 1995. Mr. Park received a B.S. in Chemistry from the Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park serves on the Board of the Coalition of Publicly Traded Partnerships. Mr. Park is also Managing Director and Chief Financial Officer of CPA(R):12, CPA(R):15 and CPA(R):16 - Global, and held the same positions with CIP(R) prior to its merger with CPA(R):15 in 2004.

THOMAS E. ZACHARIAS
AGE: 51

     Thomas E. Zacharias, Chief Operating Officer, joined W. P. Carey & Co. in April 2002. He currently serves as Managing Director and Chief Operating Officer of W. P. Carey & Co. LLC, CPA(R):12 and CPA(R):15, and as President of CPA(R):16 - Global. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and currently serves as a Trustee of Groton School in Groton, Massachusetts. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and CPA(R):15 in
2001.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports as follows with respect to the audit of CPA(R):14's fiscal 2004 audited financial statements and management's report of internal controls over financial reporting.

     The audit functions of the Committee focus on the adequacy of CPA(R):14's internal controls and financial reporting procedures, the performance of CPA(R):14's internal audit functions and the independence and performance of CPA(R):14's Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of CPA(R):14's financial reporting. The Committee discusses these matters with appropriate internal financial personnel as well as Independent Registered Public Accounting Firm. The Committee held four regularly scheduled quarterly meetings during 2004, and also met four additional times during the year.

     Management has primary responsibility for CPA(R):14's financial statements and management's report of internal controls over financial reporting and the overall reporting process, including CPA(R):14's system of internal controls. The Independent Registered Public Accounting Firm audit the annual financial statements prepared by management, express an opinion on the conformity of the audited financial statements and management's report of internal controls over financial reporting with accounting principles generally accepted in the United States of America, and discuss with the Committee any issues they believe should be raised with us. The Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management and the Independent Registered Public Accounting Firm.

     The Committee has reviewed and discussed the audited financial statements and management's report of internal controls over financial reporting with the management of CPA(R):14. The directors who serve on the Audit Committee are all "independent" as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. That is, the Board of Directors has determined that none of us has a relationship to CPA(R):14 that may interfere with our independence from CPA(R):14 and its management.

     The Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence from CPA(R):14 and, based on review and discussions of CPA(R):14's audited financial statements and management's report of internal controls over financial reporting with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements and management's report of internal controls over financial reporting for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board of Directors has adopted a formal written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

                                          Submitted by the Audit Committee:

                                          Charles E. Parente, Chairman
                                          Warren G. Wintrub
                                          Trevor P. Bond

FINANCIAL EXPERT

     Our Board of Directors has determined that Warren G. Wintrub, an independent director and member of the Audit Committee, is a "financial expert" as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended.

FEES BILLED BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL YEARS 2004 AND 2003

     The following table sets forth the approximate aggregate fees billed to CPA(R):14 during fiscal years 2004 and 2003 by PricewaterhouseCoopers LLP:

                                                                2004       2003
                                                              --------   --------
Audit Fees(1)...............................................  $199,300   $130,000
Audit Related Fees(2).......................................    67,300     17,500
Tax Fees(3).................................................   193,700    201,500
All Other Fees(4)...........................................        --         --
                                                              --------   --------
  Total Fees................................................  $460,300   $349,000

---------------

(1) Audit Fees: This category consists of fees for professional services rendered for the audit of CPA(R):14's fiscal 2004 and 2003 financial statements and management's report of internal controls over financial reporting included in the Annual Reports on Form 10-K (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004 and 2003, and other audit services.

(2) Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP and primarily includes services related to the Section 404 internal control readiness assistance and accounting consultations in connection with transactions.

(3) Tax Fees: This category consists of fees billed to CPA(R):14 by PricewaterhouseCoopers LLP for tax compliance and consultation services.

(4) All Other Fees: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2004 and 2003..

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL BY AUDIT COMMITTEE

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2004, pre-approved non-audit services included all of those services described above for "Audit Related Fees," "Tax Fees," and "All Other Fees."

                    BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     During 2004, the Board held four meetings and the Audit Committee held eight meetings. No director who was an incumbent during 2004 attended fewer than 75% of the total number of meetings of the Board and of the Audit Committee (if he or she was a member of the Audit Committee) held in 2004 during his or her term as a director. The Board of Directors of CPA(R):14 does not have a standing nominating or compensation committee. Two of our Directors attended our 2004 Annual Meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     CPA(R):14 has no employees. Day-to-day management functions are performed by W. P. Carey & Co. LLC or its affiliates. Please see the section titled "Certain Transactions" for a description of the contractual arrangements between CPA(R):14 and W. P. Carey & Co. LLC and its affiliates.

     During 2004, CPA(R):14 paid no cash compensation to any of its executive officers.

     During 2004, the directors as a group received fees of $66,625. Wm. Polk Carey and George E. Stoddard did not receive compensation for serving as directors. Mr. Stoddard resigned from the board of directors in February 2005 and was replaced by Mr. DuGan.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission Regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the Compensation Committee of the Board of Directors (or a report of the full Board of Directors in the absence of a Compensation Committee). As noted above, CPA(R):14 has no employees and pays no direct compensation. As a result, the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. CPA(R):14 reimburses an affiliate of W. P. Carey & Co. LLC for CPA(R):14's proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Gordon F. DuGan, in connection with his services as Chief Executive Officer of CPA(R):14, and through March 2005 had done the same for Wm. Polk Carey's services as Co-Chief Executive Officer. Please see the section titled "Certain Transactions" for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, CPA(R):14's Board of Directors has not appointed a Compensation Committee. None of the members of the CPA(R):14 Board are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of CPA(R):14.

                       SECURITIES OWNERSHIP BY MANAGEMENT

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of the Record Date, CPA(R):14 knows of no shareholder who owns beneficially 5% or more of the outstanding shares.

     The following table shows how many shares of CPA(R):14's common stock the directors and executive officers owned as of April 11, 2005, the Record Date. Wm. Polk Carey owned 3.9% of the common stock. No other director or executive officer beneficially owned more than 1% of the common stock. The directors and executive officers as a group owned 3.91% of the common stock.

                      DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                              SHARES OF COMMON STOCK
NAME                                                            BENEFICIALLY OWNED
----                                                          ----------------------
Wm. Polk Carey..............................................       2,653,752.65(1)
Warren G. Wintrub...........................................           1,173.62
Charles E. Parente..........................................                 --
Trevor P. Bond..............................................                 --
Gordon F. DuGan.............................................                 54
John J. Park................................................                 26
Thomas E. Zacharias.........................................              1,000
                                                                   ------------
Directors & Executive Officers as a Group (7 persons).......       2,656,006.27

---------------

(1) Includes 8,997.6 shares owned by Carey Property Advisors L.P., 2,550,062.14 shares owned by Carey Asset Management Corp., 93,414.91 shares owned by the
    W. P. Carey International LLC and 1,278 shares owned by W. P. Carey & Co., Inc. The inclusion of these shares in the table shown above is not to be construed as a representation that Mr. Carey beneficially owns such shares.

                            STOCK PERFORMANCE GRAPH

     Comparison of Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for CPA(R):14 as compared with the S&P 500 Stock Index and a Peer Group(1).
(STOCK PERFORMANCE GRAPH)

                                                       CPA(R): 14                 S&P 500 INDEX             PEER GROUP INDEX
                                                       ----------                 -------------             ----------------
1999                                                     100.00                      100.00                      100.00
2000                                                     106.68                       89.86                      107.35
2001                                                     114.22                       78.88                      115.43
2002                                                     122.78                       61.44                      124.22
2003                                                     132.05                       79.07                      133.28
2004                                                     142.08                       87.67                      142.82

      Five-year Return among CPA(R):14, S&P 500 Index and Peer Group Index

--------------------------------------------------------------------
                      1999    2000    2001    2002    2003    2004
--------------------------------------------------------------------
 S&P 500             100.00   89.86   78.88   61.44   79.07   87.67
 CPA(R):14           100.00  106.68  114.22  122.78  132.05  142.08
 Peer                100.00  107.35  115.43  124.22  133.28  142.82

(1) The Peer Group Index included in the Performance Graph has been constructed and calculated by CPA(R):14. The Peer Group is comprised of issuers whose securities are publicly held but for which no active trading market exists. The index has been constructed assuming a constant share price and the annual reinvestment of dividends. The issuers included in the peer group and the relative weighting of the issuers' returns in the total index (calculated using total initial market capitalization) are as follows:

           NON-PUBLICLY TRADED REITS               OFFERING $      2000     2001     2002     2003     2004
-----------------------------------------------  --------------   ------   ------   ------   ------   ------
                                                 (IN THOUSANDS)
PW Independent Living Mortgage
  Fund, Inc. ..................................       75,201         2.1%      --       --       --       --
PW Independent Living Mortgage
  Fund, Inc. II................................       51,812         1.5%     1.5%      --       --       --
CPA(R):10......................................       72,000         2.0%     2.1%      --       --       --
CIP(R).........................................      264,000         6.1%     6.2%     4.0%     2.8%      --
CPA(R):12......................................      293,000         7.9%     8.1%     5.5%     3.2%     2.6%
CNL American Properties........................      904,980        24.4%    24.9%    16.3%     9.4%     8.0%
CPA(R):14......................................      658,000        18.5%    18.9%    12.3%     7.1%     5.8%
CNL Hospitality Properties.....................    3,055,740        20.3%    20.7%    20.7%    23.2%    27.0%
Wells Real Estate Investment Trust.............    4,650,490        17.2%    17.6%    33.7%    42.6%    41.0%
CPA(R):15......................................    1,260,000          --       --      7.5%    11.7%    11.1%
CPA(R):16-Global...............................      514,067          --       --       --       --      4.5%
                                                                  ------   ------   ------   ------   ------
                                                                   100.0%   100.0%   100.0%   100.0%   100.0%

                                CODES OF ETHICS

     The Company's Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our principal executive officers and directors. The Board of Directors has also adopted a Code of Ethics for Chief Executive Officers and Senior Financial Officers, which contain additional standards for senior officers. Both of these codes are available on the Company's website (www.cpa14.com) in the "Investor Relations" section. We also intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our co-chief executive officers, principal financial officer and principal accounting officer) or to the Code of Ethics for Chief Executive Officers and Senior Financial Officers at this location on the website.

                              CERTAIN TRANSACTIONS

     Wm. Polk Carey is the Chairman of CPA(R):14's Board of Directors. During 2004, CPA(R):14 retained its advisor, Carey Asset Management Corp., to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to CPA(R):14. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the Board and the beneficial owner of over 10% of its equity securities. For the services provided to CPA(R):14, the advisor earns an asset management fee and a performance fee, each equal to a percentage of the average invested assets of CPA(R):14. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 2004, the asset management and performance fees earned by the advisor totaled $17,079,510, of which approximately half, representing the performance fee, was paid in restricted shares of CPA(R):14. In addition, during 2004, in return for performing services related to CPA(R):14's real estate purchases, the advisor earned structuring, development, acquisition and mortgage placement fees of $1,685,392, payment of $749,063 of which was subordinated and deferred. During 2004, CPA(R):14 also paid $4,588,505 to the advisor in respect of previously subordinated and deferred fees, plus interest thereon.

     Because CPA(R):14 does not have its own employees, the advisor employs, directly and through its affiliate, Carey Management Services, Inc., officers and other personnel to provide services to CPA(R):14. During 2004, $2,856,299 was paid to the advisor by CPA(R):14 to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement, among the CPA(R) REITs, the advisor, and other affiliates of the advisor, CPA(R):14 pays its proportionate share, based on adjusted revenues, of office rental expenses and of certain other overhead expenses. Under this arrangement, CPA(R):14's share of office rental expenses for 2004 was $443,978.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of its records and written representations, CPA(R):14 believes that during 2004, its officers and directors complied with the beneficial ownership reporting requirements of the Securities Exchange Act, except as follows:

                                                                              NUMBER OF
                                                                            TRANSACTIONS
                                                             NUMBER OF     NOT REPORTED ON
NAME OF REPORTING PERSON                                    LATE REPORTS   A TIMELY BASIS
------------------------                                    ------------   ---------------
Wm. Polk Carey............................................       3                9
Gordon F. DuGan...........................................       2                1
Charles E. Parente........................................       1                0
John J. Park..............................................       2                1
William Ruder.............................................       1                0
George E. Stoddard........................................       1                0
Gordon J. Whiting.........................................       1                0
Warren G. Wintrub.........................................       1                0

     During 2004, the Company made a number of administrative errors and corrected several administrative errors for prior years, relating to certain purchases by Mr. Wm. Polk Carey and other transactions by directors and officers. These administrative errors resulted in several transactions not being reported in a timely manner, as reflected above. The Company has made changes in its administrative processes in an effort to minimize such errors going forward.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm, and the Board of Directors has selected PricewaterhouseCoopers LLP as auditors for 2005.
PricewaterhouseCoopers LLP also serves as auditors for W. P. Carey & Co. LLC.

     A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

                           SHAREHOLDER COMMUNICATIONS

     The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the directors as she considers appropriate. This monitoring process has been approved by our independent directors.

     Shareholders who wish to send communications on any topic to the Board should address such communications in care of Ms. Susan C. Hyde, Director, Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

                                   APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  GENERAL

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence, qualifications and performance of the Company's internal audit function and independent auditors.

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding therefor. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

II.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  DOCUMENTS/REPORTS REVIEW

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the Company's financial statements and the Company's disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Form 10-K. Recommend to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     3. Review the regular internal reports to management prepared by those responsible for the internal audit function and management's response.

     4. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     5. Review the Advisory Agreement between the Company and the Advisor on an annual basis and recommend action to Board of Directors.

  INDEPENDENT AUDITORS

     6. Appoint or replace the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board, and shall report directly to the Audit Committee. The Audit Committee may consult with management but may not delegate these responsibilities.

     7. Review the performance of the independent auditors. Such review shall include a consideration of whether, in order to assure continuing auditor independence, the lead audit partner or the audit firm itself must be rotated.

     8. Review with the independent auditors, out of the presence of management, internal controls, the fullness and accuracy of the organization's financial statements and any management letter provided by the auditor and the Company's response to that letter.

     9. Preapprove all services to be performed by the independent auditors, including any non-audit services, and cause the Company to properly disclose any approvals of non-audit services by the Audit Committee. Such preapprovals may be delegated to a subcommittee of one or more Committee members, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

  FINANCIAL REPORTING PROCESSES

     10. In consultation with the independent auditors and those responsible for the internal audit function, review the integrity of the organization's financial reporting processes, both internal and external.

     11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     12. Consider and review, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or those responsible for the internal audit function.

     13. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     14. Meet regularly and separately with management, personnel responsible for the internal audit function and with the independent auditors to oversee the Company's internal audit functions and internal controls.

     15. Discuss with management earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

  PROCESS IMPROVEMENT

     16. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     17. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and those responsible for the internal audit function regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     18. Following completion of the annual audit, review separately with each of management, the independent auditors and those responsible for the internal audit function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response.

     19. Review any significant disagreement among management and the independent auditors or those responsible for the internal audit function in connection with the preparation of the financial statements.

     20. Review with the independent auditors, those responsible for the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     21. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     22. Set clear hiring policies for the Company and the Advisor as to employees or former employees of the independent auditors.

                                 REVOCABLE PROXY
                  CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 9, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Corporate Property Associates 14 Incorporated appoints Claude Fernandez and Gordon F. DuGan, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 14 Incorporated at the Annual Meeting of shareholders to be held on June 9, 2005 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:


            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                            | FOLD AND DETACH HERE |

        CORPORATE PROPERTY ASSOCIATES 14 -- ANNUAL MEETING, JUNE 9, 2005
                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call TOLL FREE 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Via the Internet at WWW.PROXYVOTING.COM/WPC and follow the instructions.

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.            PLEASE MARK YOUR
                                                                        VOTES AS INDICATED  [X]
                                                                        IN THIS EXAMPLE

                                                     WITH-       FOR ALL
                                            FOR      HOLD        EXCEPT
1. Election of Directors for the One-Year   [ ]       [ ]          [ ]         2. Such other matters as may properly come before the
   Term Expiring in 2006:                                                         meeting at the discretion of the proxy holders.


   (01) WILLIAM P. CAREY      (02) TREVOR P. BOND
   (03) GORDON F. DUGAN       (04) WARREN G. WINTRUB
   (05) CHARLES E. PARENTE


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

________________________________________________________________________________

                                               PROXIES WILL BE VOTED AS DIRECTED
                                               OR SPECIFIED. IF NO CHOICE IS
Please be sure to sign and date      Date      SPECIFIED, THIS PROXY WILL BE
 this Proxy in the box below.                  VOTED (1) FOR THE NOMINATED
---------------------------------------------- DIRECTORS, AND (2) FOR OR AGAINST
                                               ANY OTHER MATTERS THAT PROPERLY
                                               COME BEFORE THE MEETING AT THE
                                               DISCRETION OF THE PROXY HOLDER.
----------------------------------------------
Stockholder sign above Co-holder (if any) sign above

                                               SIGNATURE(S) MUST CORRESPOND
                                               EXACTLY WITH NAME(S) AS
                                               IMPRINTED HEREON. When signing
                                               in a representative capacity,
                                               please give title. When shares
                                               are held jointly, only one
                                               holder need sign.

               * * *IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                    PLEASE READ THE INSTRUCTIONS BELOW * * *

      | FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL |

                           VOTE BY TELEPHONE/INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PLEASE HAVE THIS CARD HANDY WHEN YOU CALL. YOU WILL NEED IT IN FRONT OF YOU IN ORDER TO COMPLETE THE VOTING PROCESS.

VOTE BY PHONE : You will be asked to enter the CONTROL NUMBER (look below at right).
OPTION A: To vote as the Board of Directors recommends on the proposal, press 1.
          Your vote will be confirmed.
OPTION B: If you choose to vote on the proposal on your own, press 2. You will hear these instructions:
                       To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2.
                       To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 3 and listen to the instructions.

VOTE BY INTERNET : The web address is WWW.PROXYVOTING.COM/WPC
                   You will be asked to enter the CONTROL NUMBER (look below at right).
         IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY
MAIL, WILL BE THE VOTE COUNTED.

                              THANK YOU FOR VOTING

                                                                 FOR TELEPHONE/
    CALL * * * TOLL FREE * * * ON A TOUCH TONE TELEPHONE        INTERNET VOTING:
                                                                 CONTROL NUMBER
           1-888-514-4649 - ANYTIME
            There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: 12 MIDNIGHT-JUNE 8, 2005